UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 28, 2008

CARRIZO OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Texas	000-29187-87	76-0415919
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

1000 Louisiana Street Suite 1500 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 328-1000

Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                      Termination of a Material Definitive Agreement

On May 22, 2008, Carrizo Oil & Gas, Inc. (the “Company”) terminated the Second Lien Credit Agreement dated as of July 21, 2005 among the Company, as Borrower, the Guarantors party thereto, Credit Suisse, as Administrative Agent and Collateral Agent (the “Administrative Agent”), and the other Lenders party thereto (the “Second Lien Credit Agreement”).  To effect the termination, the Company, the Guarantors and the Administrative Agent entered into a Termination and Release Agreement, under which the Company repaid all amounts outstanding under the Second Lien Credit Agreement, including prepayment penalties, and terminated all commitments and obligations of the Company and the Guarantors thereunder and under other related documents.  An affiliate of the Administrative Agent served as joint book-running manager of the Company’s recent public offering of Senior Convertible Notes, a portion of the net proceeds of which were used to repay all amounts outstanding under the Second Lien Credit Agreement.

Item 9.01.                                Financial Statements and Exhibits

(c)           Exhibits.

Exhibit Number	Description
10.1
Termination and Release Agreement dated May 28, 2008 among Carrizo Oil & Gas, Inc., as Borrower, the Guarantors party thereto, Credit Suisse, as Administrative Agent and Collateral Agent, and the other Lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIZO OIL & GAS, INC.

By:  /s/ Paul F. Boling
Name:  Paul F. Boling
Title:  Vice President and Chief Financial Officer

Date:  May 30, 2008

EXHIBIT INDEX

Number	Exhibit
10.1
Termination and Release Agreement dated May 28, 2008 among Carrizo Oil & Gas, Inc., as Borrower, the Guarantors party thereto, Credit Suisse, as Administrative Agent and Collateral Agent, and the other Lenders party thereto.